August 9, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Bigfoot Project Investments Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated December  11,  2014, relating to our audit of the balance sheet of Bigfoot Project Investments Inc. as of July 31, 2014 and the related statement of operations, stockholders’ deficit and cash flows for the year then ended.

We also consent to the reference of our firm under the caption “Experts” in this prospective.

/s/ KLJ & Associates, LLP

Edina, Minnesota

5201 Eden Avenue

Suite 300

Edina, MN 55436

630.277.2330